UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

98-1756035
(I.R.S. Employer
Identification Number)
Not Applicable1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Not Applicable1

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1 We are a distributed company. Accordingly, we do not have a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any shareholder communication required to be sent to our principal executive offices may be directed to the email address ir@elastic.co or to Elastic N.V., 88 Kearny St., Floor 19, San Francisco, California 94108.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective on October 13, 2025, the non-executive directors of the board of directors (the “Board”) of Elastic N.V. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved a special one-time performance-based equity award for Ashutosh Kulkarni, the Company’s Chief Executive Officer (“CEO”), with a grant date fair value of $29.3 million (the “special equity award”). The special equity award consists of performance-based restricted stock units (“PSUs”) settled in the Company’s ordinary shares and granted under the Company’s Amended and Restated 2012 Stock Option Plan (the “Plan”). Vesting of the award is contingent on a combination of the achievement of rigorous share price appreciation goals, relative performance of total shareholder returns, and Mr. Kulkarni’s continued service as CEO over specified performance periods during the five-year term of the award.

Incentive Opportunity Linked to Transformational Growth and Shareholder Value

The special equity award was designed to strengthen the alignment of Mr. Kulkarni’s interests with the interests of the Company’s shareholders and directly incentivize Mr. Kulkarni’s leadership in executing the Company’s transformational growth strategy to position Elastic as a leading developer platform for Generative AI. The award is 100% at risk and will result in value to Mr. Kulkarni only upon substantial and sustained shareholder value creation.

Under Mr. Kulkarni’s leadership, Elastic has significantly grown both revenue and non-GAAP operating margin while transforming sales execution and strategically positioning the Elasticsearch platform to secure a leading position in Generative AI. The Board believes that Mr. Kulkarni's continued leadership is critical to realizing this long-term opportunity given his depth of expertise in AI, his experience in driving profitable growth, and his ability to advance the Company’s technological capabilities to expand market share.

Terms of Special Equity Award

The PSUs issued under the special equity award are divided into four tranches that will be earned upon the achievement of share price goals reflecting significant appreciation, as measured during a three-year performance period in the case of the first tranche and during a five-year performance period in the case of the other three tranches. The performance period begins on October 13, 2025 for each tranche, and ends on October 13, 2028 for the first tranche and October 13, 2030 for the second, third and fourth tranches. Of the shares underlying the PSUs, 20% are attributable to each of the first three tranches, and 40% are attributable to the fourth tranche, the vesting of which requires achievement of the highest share price goal.

Each tranche vests only if the Company’s share price achieves a targeted level before the end of the related performance period and, if this target is met, Mr. Kulkarni satisfies the time-based service vesting requirement described below. The targeted share price appreciation for each tranche is measured from a baseline share price of $86.61 per share, which represents the average closing price of the Company’s shares as reported on the New York Stock Exchange (“NYSE”) for 30 trading days following the publication of the Company’s financial results for the fiscal 2026 first quarter from August 29, 2025 through October 10, 2025. The performance vesting condition for any tranche will be met if the share price goal is achieved at any time during the performance period, as calculated based on the average closing price of the Company’s shares as reported on the NYSE for any period of 30 consecutive trading days.

The number of PSUs earned based on the achievement of the share price goal for any tranche is subject to reduction based on relative total shareholder value (rTSR) as measured against the median of the companies constituting the Russell 3000 index. If the Company’s 30-trading-day average TSR is at or above that of the median of the Russell 3000 index at any time during the final three months of the performance period, all PSUs for that tranche will be deemed earned. Otherwise, the number of PSUs earned for the tranche will be reduced by 20% and the unearned PSUs will be forfeited.

Service vesting conditions applicable to each tranche require Mr. Kulkarni to continuously serve as CEO through the time of each service vesting event for that tranche. The first tranche has ratable annual service vesting on the first four anniversaries of the grant date and the other three tranches have ratable annual service vesting on the second through fifth anniversaries of the grant date. Mr. Kulkarni must continuously serve as CEO for four years ending October 13, 2029 to vest fully in the first tranche and as CEO for five years ending on October 13, 2030 to vest fully in the other three tranches.

The special equity award provides Mr. Kulkarni with an opportunity to earn up to 456,491 ordinary shares based on achievement of the share price goals, rTSR performance, and satisfaction of the service vesting conditions for all four tranches. The vested shares for each tranche will be issued and delivered after the Compensation Committee’s determination that the vesting conditions for that tranche have been met and Mr. Kulkarni’s satisfaction of the ratable service requirement, subject to a holdback of 20% of the shares until the end of the performance period to permit the Committee’s determination of whether those shares have been earned upon application of the rTSR measurement described above.

The following table summarizes the specified terms of the special equity award. The share price goals reflect the targeted share prices and appreciation measured from the baseline share price of $86.61 per share. The performance period begins on October 13, 2025.

	Weighting	Share Price Goal	Performance Period
Tranche 1	20%	$121.69 (+40%)	3-year
Tranche 2	20%	$152.64 (+76%)	5-year
Tranche 3	20%	$166.77 (+93%)
Tranche 4	40%	$198.15 (+129%)

Mr. Kulkarni will forfeit the unvested portion of his special equity award if he resigns or his employment is terminated for Cause (as defined in the Plan), or if his employment is terminated other than for Cause – except in the case of his death or Disability (as defined in the Plan) – when no Change of Control (as defined in the Plan) has occurred. If Mr. Kulkarni’s employment is terminated due to his death or Disability, the service vesting condition for each unvested tranche will be accelerated and deemed satisfied, and the performance condition for that tranche may be satisfied for a period of six months following the employment termination date, after which unearned shares will be forfeited.

Upon the occurrence of any transaction that constitutes a Change of Control, the service conditions to vesting of the award will be accelerated if Mr. Kulkarni’s employment is terminated without Cause during a period beginning three months before and ending twelve months after the Change of Control or if, in connection with and within twelve months following the Change of Control, Mr. Kulkarni resigns for Good Reason (as defined in Mr. Kulkarni's change in control and severance agreement). In such event, the portion of the award not previously earned will be deemed vested and earned at a level determined by linear interpolation between the applicable share price goals immediately above and below the transaction price for any unearned performance tranches.

The special equity award will be issued pursuant to the form of performance share unit agreement under the Plan, a copy of which has been filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025

ELASTIC N.V.

By:	/s/ Navam Welihinda
Name:	Navam Welihinda
Title:	Chief Financial Officer